EXHIBIT 17.1
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June 9, 2000
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Diamond International Group, Inc.
6 Commercial Street
Hicksville, New York 11801
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                      I, Richard I. Anslow, hereby resign as President,
Secretary and Director of Segway I Corp., effective immediately.
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                          /s/ RICHARD I. ANSLOW
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                              RICHARD I. ANSLOW